As filed with the Securities and Exchange Commission on May 6, 2008.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

REDDY ICE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	56-2381368
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8750 North Central Expressway, Suite 1800

Dallas, Texas 75231

(Address of principal executive offices)(Zip Code)

Reddy Ice Holdings, Inc. 2005 Long-Term Incentive and Share Award Plan

(Full title of the plan)

Steven J. Janusek
Chief Financial Officer
Reddy Ice Holdings, Inc.

8750 North Central Expressway, Suite 1800
Dallas, Texas 75231
(214) 526-6740

(Name, address and telephone number,
 including area code, of agent for service of process)

Copy to:

Roger Meltzer, Esq.

DLA Piper US LLP

1251 Avenue of the Americas

New York, New York 10020

Telephone: (212) 335-4500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered (1)	Amount to be Registered		Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock, $0.01 par value	500,000 shares	(3)	$12.86	$6,430,000	$252.70

(1)           Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement covers any additional securities to be offered or issued from stock splits, stock dividends or similar transactions.

(2)           Computed in accordance with Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended, based upon the average of the high and low sales prices of the Registrant’s common stock reported on the New York Stock Exchange for May 2, 2008.

(3)           Represents 500,000 additional shares of Common Stock issuable pursuant to the Reddy Ice Holdings, Inc. 2005 Long-Term Incentive and Share Award Plan.

STATEMENT UNDER GENERAL INSTRUCTION E – REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed for the purpose of registering an additional 500,000 shares of Common Stock of Reddy Ice Holdings, Inc. (the “Registrant”) to be issued pursuant to the Registrant’s 2005 Long-Term Incentive and Share Award Plan, as amended (the “Plan”). The contents of (i) the Registrant’s Form S-8 Registration Statement filed with the Securities and Exchange Commission (the “Commission”) on October 18, 2005 (File No. 333-129103) relating to the Plan (the “Filed Form S-8”), including periodic filings updating or amending the contents of the Filed Form S-8, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.  The current registration will increase the total number of shares registered under the Plan to 1,250,000.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents which have been filed by the Registrant with the Securities and Exchange Commission, or the Commission, are incorporated herein by reference to the extent such documents are deemed “filed” with the Commission:

(a)

The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2007, filed with the Commission on March 14, 2008 pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(b)	the Registrant’s Quarterly Report on Form 10-Q for the period ended March 31, 2008, filed with the Commission on May 5, 2008;

(c)	the Registrant’s Current Report on Form 8-K filed January 3, 2008;

(d)	the Registrant’s Current Report on Form 8-K filed January 11, 2008;

(e)	the Registrant’s Current Report on Form 8-K filed February 1, 2008;

(f)	the Registrant’s Current Report on Form 8-K filed March 7, 2008;

(g)	the Registrant’s Current Report on Form 8-K filed March 7, 2008;

(h)	the Registrant’s Current Report on Form 8-K filed March 17, 2008;

(i)	the Registrant’s Current Report on Form 8-K filed March 31, 2008;

(j)	the Registrant’s Current Report on Form 8-K filed April 17, 2008; and

(k)	the Registrant’s Form 8-A filed with the Commission on August 4, 2005, in which the terms, rights and provisions applicable to the Registrant’s Common Stock are described.

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents.

Item 8.  Exhibits.

4.1	Reddy Ice Holdings, Inc. 2005 Long Term Incentive and Share Award Plan, as amended (1)
5.1	Legal opinion of DLA Piper US LLP +
23.1	Consent of Deloitte & Touche LLP +
23.2	Consent of DLA Piper US LLP (contained in Exhibit 5.1)
24.1	Power of Attorney (included on signature page hereto)

+              Filed herewith.

(1)           Filed as Exhibit 10.25 to the Form 10-K for the Registrant’s year ended December 31, 2007 filed by the Registrant with the Commission on March 14, 2008 and incorporated herein by reference.

Item 9.  Undertakings.

The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (l)(i) and (l)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on May 6, 2008.

REDDY ICE HOLDINGS, INC.

By:	/s/ William P. Brick
Name: William P. Brick
Title: Chairman of the Board of Directors, Chief
Executive Officer and President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned whose signature appears below hereby appoints William P. Brick and Steven J. Janusek his true and lawful attorney-in-fact to sign on his or her behalf and individually and in the capacity stated below and to file all amendments (including post-effective amendments) and make such changes and additions to this Registration Statement, including any subsequent registration statement for the same offering that may be filed under Rule 462(b), and to file the same, with all exhibits thereof, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or either of them, their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ William P. Brick	Chairman of the Board of Directors, Chief
William P. Brick	Executive Officer and President	May 6, 2008
(Principal Executive Officer)

/s/ Steven J. Janusek	Executive Vice President, Chief Financial
Steven J. Janusek	Officer and Secretary	May 6, 2008
(Principal Accounting and Financial Officer)

/s/ Theodore J. Host
Theodore J. Host	Director	May 6, 2008

/s/ Christopher S. Kiper
Christopher S. Kiper	Director	May 6, 2008

/s/ Michael S. McGrath
Michael S. McGrath	Director	May 6, 2008

/s/ Tracy L. Noll
Tracy L. Noll	Director	May 6, 2008

/s/ Michael H. Rauch
Michael H. Rauch	Director	May 6, 2008

/s/ Robert N. Verdecchio
Robert N. Verdecchio	Director	May 6, 2008

INDEX TO EXHIBITS

Exhibit No	Description
4.1	Reddy Ice Holdings, Inc. 2005 Long Term Incentive and Share Award Plan, as amended (1)
5.1	Legal opinion of DLA Piper US LLP +
23.1	Consent of Deloitte & Touche LLP +
23.2	Consent of DLA Piper US LLP (contained in Exhibit 5.1)
24.1	Power of Attorney (included on signature page hereto)

+	Filed herewith.
(1)	Filed as Exhibit 10.25 to the Form 10-K for the Registrant’s year ended December 31, 2007 filed by the Registrant with the Commission on March 14, 2008 and incorporated herein by reference.